                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM T-1
                                   --------

                           STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

               CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
               OF A TRUSTEE PURSUANT TO SECTION 305(B)(2) _____

                       ---------------------------------

                       THE FIRST NATIONAL BANK OF CHICAGO
              (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

  A NATIONAL BANKING ASSOCIATION                    36-0899825
                                                 (I.R.S. EMPLOYER
                                              IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                 60670-0126
     (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                      THE FIRST NATIONAL BANK OF CHICAGO
                     ONE FIRST NATIONAL PLAZA, SUITE 0286
                        CHICAGO, ILLINOIS   60670-0286
            ATTN:  LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                      -----------------------------------

                              WHITMAN CORPORATION
              (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


            DELAWARE                                     36-6076573
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NUMBER)


     3501 ALGONQUIN ROAD
     ROLLING MEADOWS, ILLINOIS                            60008
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)


                                DEBT SECURITIES
                        (TITLE OF INDENTURE SECURITIES)

ITEM 1.   GENERAL INFORMATION.  FURNISH THE FOLLOWING
          INFORMATION AS TO THE TRUSTEE:

          (A) NAME AND ADDRESS OF EACH EXAMINING OR
          SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation,
          Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (B) WHETHER IT IS AUTHORIZED TO EXERCISE
          CORPORATE TRUST POWERS.

          The trustee is authorized to exercise corporate trust powers.

ITEM 2.   AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
          IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
          SUCH AFFILIATION.

          No such affiliation exists with the trustee.


ITEM 16.  LIST OF EXHIBITS.  LIST BELOW ALL EXHIBITS FILED AS A
          PART OF THIS STATEMENT OF ELIGIBILITY.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 17th day of March, 1995.


              THE FIRST NATIONAL BANK OF CHICAGO,
              TRUSTEE,

              By       R. D. Manella
                 R. D. Manella
                 Vice President and Senior Counsel
                 Corporate Trust Services Division


* EXHIBIT 1,2,3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 12 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 26 TO THE REGISTRATION STATEMENT ON FORM S-3 OF THE CIT GROUP HOLDINGS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 16, 1993 (REGISTRATION NO. 33-58418).

                                   EXHIBIT 6



                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                       March 17, 1995



Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Whitman Corporation and The First National Bank of Chicago, the undersigned, in accordance with
Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                       Very truly yours,

                       THE FIRST NATIONAL BANK OF CHICAGO

                       BY:   R. D. Manella
                       R. D. Manella
                       Vice President and Senior Counsel
                       Corporate Trust Services Division

                                   EXHIBIT 7



     A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.



Legal Title of Bank:    The First National Bank of Chicago     Call Date: 12/31/94  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Suite 0460                                       Page RC-1
City, State  Zip:       Chicago, IL  60670-0460
FDIC Certificate No.:   0/3/6/1/8
                        ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET


                                                                                                                C400        .-
                                                                             DOLLAR AMOUNTS IN              ------------   -----
                                                                                 THOUSANDS          RCFD    BIL MIL THOU
                                                                             -----------------      ----    ------------
ASSETS
1.  Cash and balances due from depository institutions (from Schedule
    RC-A):
    a. Noninterest-bearing balances and currency and coin(1)..............                          0081       3,776,149    1.a.
    b. Interest-bearing balances(2).......................................                          0071       7,670,634    1.b.
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)..........                          1754         163,225    2.a.
    b. Available-for-sale securities (from Schedule RC-B, column D).......                          1773         533,857    2.b.
3.  Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal Funds sold.................................................                          0276       4,037,205    3.a.
    b. Securities purchased under agreements to resell....................                          0277         423,381    3.b.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule
       RC-C)..............................................................   RCFD 2122 15,617,618                           4.a.
    b. LESS: Allowance for loan and lease losses..........................   RCFD 3123    351,191                           4.b.
    c. LESS: Allocated transfer risk reserve..............................   RCFD 3128       0                              4.c.
    d. Loans and leases, net of unearned income, allowance, and
       reserve (item 4.a minus 4.b and 4.c)...............................                          2125      15,266,427    4.d.
5.  Assets held in trading accounts.......................................                          3545       8,227,304    5.
6.  Premises and fixed assets (including capitalized leases)..............                          2145         512,222    6.
7.  Other real estate owned (from Schedule RC-M)..........................                          2150          46,996    7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M)........................................                          2130           7,571    8.
9.  Customers' liability to this bank on acceptances outstanding..........                          2155         507,151    9.
10. Intangible assets (from Schedule RC-M)................................                          2143         120,504   10.
11. Other assets (from Schedule RC-F).....................................                          2160       1,250,306   11.
12. Total assets (sum of items 1 through 11)..............................                          2170      42,542,932   12.

------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:    The First National Bank of Chicago     Call Date: 12/31/94  ST-BK:  17-1630 FFIEC 031
Address:                One First National Plaza, Suite 0460                                       Page RC-2
City, State  Zip:       Chicago, IL  60670-0460
FDIC Certificate No.:   0/3/6/1/8
                        ---------

SCHEDULE RC-CONTINUED

                                                                         DOLLAR AMOUNTS IN
                                                                             THOUSANDS                      BIL MIL THOU
                                                                         -----------------                  ------------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C
       from Schedule RC-E, part 1).................................                             RCON 2200    15,103,504     13.a.
       (1) Noninterest-bearing(1)..................................      RCON 6631  6,129,078                               13.a.(1)
       (2) Interest-bearing........................................      RCON 6636  8,974,426                               13.a.(2)
    b. In foreign offices, Edge and Agreement subsidiaries, and
       IBFs (from Schedule RC-E, part II)..........................                             RCFN 2200    10,633,999     13.b.
       (1) Noninterest bearing.....................................      RCFN 6631    460,916                               13.b.(1)
       (2) Interest-bearing                                              RCFN 6636 10,173,083                               13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
    its Edge and Agreement subsidiaries, and in IBFs:
    a. Federal funds purchased.....................................                             RCFD 0278     2,883,499     14.a.
    b. Securities sold under agreements to repurchase..............                             RCFD 0279       502,401     14.b.
15. a. Demand notes issued to the U.S. Treasury....................                             RCON 2840       112,289     15.a.
    b. Trading Liabilities.........................................                             RCFD 3548     4,798,720     15.b.
16. Other borrowed money:
    a. With original maturity of one year or less..................                             RCFD 2332     2,355,421      16.a.
    b. With original maturity of more than one year................                             RCFD 2333       382,801      16.b.
17. Mortgage indebtedness and obligations under capitalized
    leases.........................................................                             RCFD 2910       275,794      17.
18. Bank's liability on acceptance executed and outstanding........                             RCFD 2920       507,151      18.
19. Subordinated notes and debentures..............................                             RCFD 3200     1,225,000      19.
20. Other liabilities (from Schedule RC-G).........................                             RCFD 2930       860,989      20.
21. Total liabilities (sum of items 13 through 20).................                             RCFD 2948    39,641,568      21.
22. Limited-Life preferred stock and related surplus...............                             RCFD 3282             0      22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus..................                             RCFD 3838             0      23.
24. Common stock...................................................                             RCFD 3230       200,858      24.
25. Surplus (exclude all surplus related to preferred stock).......                             RCFD 3839     2,273,657      25.
26. a. Undivided profits and capital reserves......................                             RCFD 3632       431,545      26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities.................................................                             RCFD 8434       [ 4,184)     26.b.
27. Cumulative foreign currency translation adjustments............                             RCFD 3284          (512)     27.
28. Total equity capital (sum of items 23 through 27)..............                             RCFD 3210     2,901,364      28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28)..........................                             RCFD 3300    42,542,932      29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for
     the bank by independent external                                    Number

     auditors as of any date during 1993 . . . . . . . . . . . . .RCFD 6724 N/A
                                                                                         M.1.

1 = Independent audit of the bank conducted in          4 = Directors' examination of the bank
    accordance with generally accepted auditing             performed by other external auditors (may
    standards by a certified public accounting              be required by state chartering authority)
    firm which submits a report on the bank             5 = Review of the bank's financial statements by
2 = Independent audit of the bank's parent                  external auditors
    holding company conducted in accordance with        6 = Compilation of the bank's financial
    generally accepted auditing standards by a              statements by external auditors
    certified public accounting firm which submits      7 = Other audit procedures (excluding tax
    a report on the consolidated holding company            preparation work)
    (but not on the bank separately)                    8 = No external audit work
3 = Directors' examination of the bank conducted in
    accordance with generally accepted auditing
    standards

_______________
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.